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                                                                     EXHIBIT 4.1


                             AMENDMENT NO. 2 TO THE
                                CREDIT AGREEMENT


                                                       Dated as of June 17, 2002

                  AMENDMENT NO. 2 TO THE CREDIT AGREEMENT among DRESSER, INC., a Delaware corporation (the "U.S. BORROWER") and D.I. LUXEMBOURG S.A.R.L., a corporation organized and existing under the laws of Luxembourg (the "EURO BORROWER", and, collectively with the U.S. Borrower, the "BORROWERS"), DEG ACQUISITIONS, LLC, a limited liability company organized and existing under the laws of Delaware ("DEG ACQUISITIONS"), the Subsidiary Guarantors party to the Credit Agreement referred to below (the "SUBSIDIARY GUARANTORS"), the banks, financial institutions and other institutional lenders party to the Credit Agreement referred to below (collectively, the "LENDERS") MORGAN STANLEY & CO. INCORPORATED, as collateral agent (the "COLLATERAL AGENT"), MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent (the "ADMINISTRATIVE AGENT") for the Lenders and CREDIT SUISSE FIRST BOSTON ("CSFB"), as syndication agent (the "SYNDICATION AGENT", and together with the Collateral Agent and the Administrative Agent, the "AGENTS").

                  PRELIMINARY STATEMENTS:

                  (1) The Borrowers, DEG Acquisitions, the Subsidiary Guarantors, the Lenders and the Agents have entered into a Credit Agreement dated as of April 10, 2001, as amended by Amendment No. 1 thereto dated as of March 13, 2002 (such Credit Agreement, as amended, supplemented or otherwise modified through the date hereof, the "CREDIT AGREEMENT"). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

                  (2) The Borrowers and the Required Lenders have agreed to amend the Credit Agreement as hereinafter set forth.

                  SECTION 1. Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 4, hereby amended as follows:

                           (a) The definitions of "Change of Control" and "Parent" in Section 1.01 thereof are amended in full to read as follows:

                  "CHANGE OF CONTROL" means the occurrence of any of the following: (a) the Permitted Investors and their Related Parties cease to own, directly or indirectly, more than 50% of the Voting Interests of the U.S. Borrower, or (b) the first date during any consecutive two-year period on which a majority of the members of the board of directors of DEG Acquisitions are not Continuing Directors, or (c) prior to an IPO, the Parent shall cease to own, at least 90% of the Voting Interests, other than Excluded Voting Interests, in each of the Borrowers (provided that the




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                  Parent shall in no event cease to own more than 50% of the
                  Voting Interests in the U.S. Borrower on a fully diluted basis (such percentage to be calculated taking into account the Excluded Voting Interests)), or (d) after an IPO, the Parent shall cease to own more than 50% of the Voting Interests in the U.S. Borrower.

                  "PARENT" means (a) prior to the effectiveness (in accordance with its terms) of Amendment No. 2 to this Agreement, dated as of June 17, 2002, the entity defined as "Parent" in the recital of parties to this Agreement; and (b) upon and after the effectiveness (in accordance with its terms) of Amendment No. 2 to this Agreement, dated as of June 17, 2002, Delaware Intermediate HoldCo; provided, however, that DEG Acquisitions shall in any case remain a guarantor of all Obligations of the Loan Parties existing under or arising in respect of the Loan Documents.

                  (b) Section 1.01 thereof is further amended by inserting therein the following definitions in appropriate alphabetical order:

                  "DEG ACQUISITIONS" means DEG Acquisitions, LLC, a limited liability company organized and existing under the laws of Delaware.

                  "DELAWARE INTERMEDIATE HOLDCO" means Dresser Holdings, Inc., a Delaware corporation.

                  "PARENT COMPANIES" means, collectively, (i) Delaware Intermediate HoldCo., (ii) Dresser Holdings, Ltd., a corporation organized and existing under the laws of Bermuda, and (iii) Dresser, Ltd., a corporation organized and existing under the laws of Bermuda.

                  (c) The definition of "NET CASH PROCEEDS" appearing in Section
         1.01 thereof is amended by inserting therein after the phrase "the sale or issuance of any Equity Interests to any Person other than", the words "by any Parent Company to another Parent Company or DEG Acquisitions".

                  (d) Section 2.06(b)(ii) thereof is amended by inserting therein after the introductory phrase "The Applicable Borrower shall, on the date of receipt of the Net Cash Proceeds by the Parent or any of its Subsidiaries", the parenthetical "(or by DEG Acquisitions or any of its Subsidiaries in the case of clause (C) below)".

                  (e) Section 2.06(b)(ii)(C) thereof is amended in full to read as follows:

                  (C) the issuance and sale by DEG Acquisitions or any of its Subsidiaries of any Equity Interests (including, without limitation, receipt of any capital contribution but excluding
                  (i) any issuance of Equity Interests of the Parent Companies or DEG Acquisitions solely for the purpose of repaying the Senior Subordinated Notes or any other Debt permitted by
                  Section 5.02(b), (ii) any issuance of Equity Interests by a Parent Company to another Parent Company or DEG Acquisitions, by the U.S. Borrower to the Parent or by any Subsidiary of the U.S. Borrower to the U.S. Borrower or another Subsidiary of the U.S. Borrower, (iii) 50% of any



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                  Net Cash Proceeds from any issuance of Equity Interests of DEG
                  Acquisitions or any of its Subsidiaries pursuant to a bona fide underwritten initial public offering if the Total Debt/EBITDA Ratio at such time is equal to or greater than 2.00:1.00 (calculated after giving effect to the application of the proceeds of such issuance), (iv) 100% of any Net Cash Proceeds from any issuance of Equity Interests of DEG Acquisitions or any of its Subsidiaries pursuant to a bona fide underwritten initial public offering if the Total Debt/EBITDA Ratio at such time is less than 2.00:1.00 (calculated after giving effect to the application of the proceeds of such issuance), and (v) any issuance of Equity Interests of DEG Acquisitions or any of its Subsidiaries solely to finance a Permitted Acquisition or the Pending Acquisition)

                  SECTION 2. Consent to the merger of U.S. Borrower into Dresser Mergerco, Inc. Notwithstanding anything provided to the contrary in Sections 5.02(d) or 5.02(g) of the Credit Agreement, the Lenders hereby consent, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 4, to the merger of the U.S. Borrower into Dresser Mergerco, Inc., a Delaware corporation (the "MERGER"); provided that, after giving effect to the Merger, (i) the U.S. Borrower shall be the surviving corporation, and (ii) the U.S. Borrower shall be a wholly-owned Subsidiary of Delaware Intermediate HoldCo.

                  SECTION 3. Release of Collateral consisting of Equity Interests in the U.S. Borrower. Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 4, the Collateral Agent shall, at DEG Acquisitions' expense, execute and deliver to DEG Acquisitions such documents as DEG Acquisitions shall reasonably request to evidence the release of the lien and security interest granted by DEG Acquisitions to the Collateral Agent, for the benefit of the Lenders, in the Equity Interests of the U.S. Borrower owned by DEG Acquisitions.

                  SECTION 4. Conditions of Effectiveness. This Amendment shall become effective as of the date first above written when, and only when, (A) the Administrative Agent shall be satisfied with the corporate and legal structure and capitalization of each of (i) Dresser, Ltd., a corporation organized and existing under the laws of Bermuda, (ii) Dresser Holdings, Ltd., a corporation organized and existing under the laws of Bermuda, (iii) Delaware Intermediate HoldCo and (iv) Dresser Mergerco, Inc., including in each case the terms and conditions of the charter, bylaws and other constituent documents and of each agreement or instrument relating to such structure and capitalization, and (B) the Administrative Agent shall have received each of the following:

                  (i) counterparts of this Amendment executed by the Borrowers and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Administrative Agent that such Lender has executed this Amendment;

                  (ii) the consent attached hereto duly executed by each Guarantor and each Grantor;

                  (iii) a Guaranty Supplement in the form of Exhibit H to the Credit Agreement duly executed by DEG Acquisitions;



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                  (iv) an assumption agreement in form and substance
         satisfactory to the Administrative Agent duly executed by Delaware Intermediate HoldCo with respect to the assumption by Delaware Intermediate HoldCo of all of the Obligations of DEG Acquisitions arising under the Loan Documents (including, without limitation, as Guarantor or Grantor thereunder), together with evidence that all action the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority lien and security interest created under the Collateral Documents in the assets of Delaware Intermediate HoldCo have been taken;

                  (v) a merger agreement in form and substance satisfactory to the Administrative Agent with respect to the Merger, duly executed by each of the parties thereto; and

                  (vi) a favorable opinion of Latham & Watkins, United States counsel for the Loan Parties, in form and substance satisfactory to the Administrative Agent.

                  This Amendment is subject to the provisions of Section 9.01 of the Credit Agreement.

                  SECTION 5. Representations and Warranties of the Borrower. Each Borrower represents and warrants as follows:

                           (a) On the date hereof, after giving effect to this Amendment, (i) no event has occurred and is continuing, or would result from the effectiveness of this Amendment, that constitutes a Default and (ii) all representations and warranties set forth in the Loan Documents shall be true and correct in all material respects.

                           (b) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Borrowers of this Amendment and by the Guarantors and the Grantors of the consent attached hereto or other transactions contemplated hereby.

                           (c) This Amendment has been duly executed and delivered by the Borrowers. The consent attached hereto has been duly executed and delivered by each of the Guarantors and the Grantors. This Amendment and each of the other Loan Documents, as amended hereby, to which each Borrower, each Guarantor and each Grantor is a party are legal, valid and binding obligations of such Borrower, such Guarantor and such Grantor, as applicable, enforceable against such Borrower, such Guarantor and such Grantor, as applicable, in accordance with their respective terms.



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                  SECTION 6. Reference to and Effect on the Credit Agreement and
the Notes. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

                  (a) The Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case as amended by this Amendment.

                  (b) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

                  SECTION 7. Costs, Expenses. Each Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section
9.04 of the Credit Agreement.

                  SECTION 8. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

                  SECTION 9. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.




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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                            DRESSER, INC., as U.S. Borrower


                                            By
                                                --------------------------------
                                                 Name:
                                                 Title:





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                                        D.I. LUXEMBOURG S.A.R.L.,
                                        as Euro Borrower


                                        By
                                            ------------------------------------
                                             Name:
                                             Title:





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                                        DEG ACQUISITIONS, LLC

                                        By First Reserve Corporation, its
                                        Manager


                                        By
                                            ------------------------------------
                                             Name:
                                             Title:


                                        By
                                            ------------------------------------
                                             Name:
                                             Title:

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                                        MORGAN STANLEY SENIOR FUNDING, INC., as
                                        Administrative Agent


                                        By
                                            ------------------------------------
                                             Name:
                                             Title:




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                                        MORGAN STANLEY & CO. INCORPORATED, as
                                        Collateral Agent


                                        By
                                            ------------------------------------
                                             Name:
                                             Title:




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                                        CREDIT SUISSE FIRST BOSTON,
                                        as Syndication Agent


                                        By
                                            ------------------------------------
                                             Name:
                                             Title:


                                        By
                                            ------------------------------------
                                             Name:
                                             Title:

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                                        UBS WARBURG LLC,
                                        as Co-Documentation Agent


                                        By
                                            ------------------------------------
                                             Name:
                                             Title:


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                                        GENERAL ELECTRIC CAPITAL CORPORATION, as
                                        Co-Documentation Agent


                                        By
                                            ------------------------------------
                                             Name:
                                             Title:



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                                        REVOLVING CREDIT LENDERS, TRANCHE A EURO
                                        TERM LENDERS AND TRANCHE A U.S. TERM
                                        LENDERS



                                        ----------------------------------------
                                        [Print Name of Financial Institution]


                                        By
                                          --------------------------------------
                                           Name:
                                           Title:




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                                        TRANCHE B TERM LENDERS



                                        ----------------------------------------
                                        [Print Name of Financial Institution]


                                        By
                                           -------------------------------------
                                            Name:
                                            Title:





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                                        ISSUING BANKS


                                        WELLS FARGO BANK, N.A.

                                        By
                                           -------------------------------------
                                            Name:
                                            Title:



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                                        CREDIT SUISSE FIRST BOSTON

                                        By
                                            ------------------------------------
                                              Name:
                                              Title:


                                        By
                                            ------------------------------------
                                              Name:
                                              Title:


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                                   SWING LINE BANK

                                        WELLS FARGO BANK TEXAS, N.A.


                                        By
                                            ------------------------------------
                                              Name:
                                              Title:



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                                     CONSENT

                                                       Dated as of June 17, 2002

                  Each of the undersigned as a Loan Party under the Credit Agreement referred to in the foregoing Amendment and as Grantor under the Security Agreement dated as of April 10, 2001 (as amended, supplemented or otherwise modified from time to time, the "SECURITY AGREEMENT") in favor of the Collateral Agent, for its benefit and the benefit of the Lenders party to the Credit Agreement referred to in the foregoing Amendment, hereby consents to such Amendment and hereby confirms and agrees that (a) notwithstanding the effectiveness of such Amendment, each Loan Document is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Amendment, each reference in each Loan Document to the "Credit Agreement", "thereunder", "thereof" or words of like import shall mean and be a reference to the Credit Agreement, as amended by such Amendment, and (b) the Collateral Documents to which such Grantor is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Secured Obligations (in each case, as defined therein).


                                       DRESSER INTERNATIONAL, INC.


                                       By
                                          --------------------------------------
                                            Name:
                                            Title:


                                       DRESSER RE, INC.


                                       By
                                          --------------------------------------
                                            Name:
                                            Title:


                                       DRESSER RUSSIA, INC.


                                       By
                                          --------------------------------------
                                            Name:
                                            Title:




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                                       LVF HOLDING CORPORATION


                                       By
                                          --------------------------------------
                                            Name:
                                            Title:


                                       MODERN ACQUISITIONS, INC.


                                       By
                                          --------------------------------------
                                            Name:
                                            Title:


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